Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-36538) of BB&T Corporation of our report dated June 28, 2005 relating to the financial statements of BB&T Corporation 401 (k) Saving Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
June 28, 2005